EXHIBIT 10.1

Stevia Sweetener Business Separation Binding Term Sheet

This Stevia Sweetener Business Separation Binding Term Sheet (the “Term Sheet”), dated effective as of the last date on the signature page hereof, is entered into by and between SweeGen, Inc., a corporation organized and existing under the laws of the State of Nevada (“SweeGen”), and Phyto Tech Corp. d/b/a Blue California, a corporation organized and existing under the laws of the State of California (“BC”). SweeGen and BC each are considered a “Party”, and collectively considered as “Parties”.

WHEREAS, BC, together with its Affiliates1, has invested in and successfully built a steviol glycosides based natural sweetener platform inclusive of proprietary intellectual properties in pending and registered trademarks, pending and obtained regulatory approvals, non-profit organization independent verifications, customer relationships, steviol glycosides based products (“Stevia Products”), inclusive of Rebaudioside A (“Reb A”), Rebaudioside M (“Reb M”) and potentially Rebaudioside D (“Reb D”), as well as marketing and promotion expertise and materials in relation to Stevia Products;

WHEREAS, SweeGen is an Affiliate sweetener platform company related to BC;

WHEREAS, BC wishes to transfer or license to SweeGen, and SweeGen wishes to accept, substantially all Reb A, Reb M and potentially Reb D related tangible and intangible assets and manufacturing resources.

WHEREAS, the Parties intend to enter into one or more additional agreements to more fully set forth the terms and conditions of the transactions contemplated hereby (the “Closing Documents”), which agreement(s) shall supersede this Term Sheet, but intend that this Term Sheet be binding upon the Parties.

NOW, THEREFORE, for good and valuable consideration, the Parties hereby agree as follows:

1.Purchase of Reb A Assets

a.Purchase: At Closing (as defined below), BC shall transfer and deliver to SweeGen, and SweeGen shall purchase from BC, the following assets, properties, and rights related to the business conducted by BC with respect to Reb A (subject to the exclusion at the end of this subsection (a), the “Reb A Assets”):

i.Inventory (raw materials, work in process and finished goods), including purchase commitments relating to Reb A,

ii.All unfilled purchase orders from BC’s existing distributors, and customers to the extent such contracts and agreements allow such assignment (the “Reb A POs”),

iii.Customer lists, and

iv.Accounts receivable,

except and excluding (1) the cash and cash equivalents and (2) pre-existing customer orders and customer contracts that require BC to remain the specific supplier of Reb A. The Parties acknowledge and agree that SweeGen is already using the Reb A Assets in its business and may continue to do so until the Closing or earlier termination of this Term Sheet.

b.Economics: The Closing Documents shall provide that the purchase price for the Reb A Assets shall be an equal to the fair market value or the Reb A Assets, which amount shall be based upon a valuation performed by an independent third party Valuation Firm mutually selected by the Parties and set forth in the Closing Documents. The form of the purchase price shall be cash and/or a promissory note, as agreed upon by the Parties.

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1 An “Affiliate” means another entity that is controlled by a Party hereto, that controls a Party hereto or that is under common control with a Party hereto and “control” means the direct or indirect ownership of more than 50% of the shares or interests entitled to vote for the directors thereof or the equivalent, for so long as such entitlement subsists, or equivalent power over management thereof.

2.License of Stevia Product Regulatory Approvals and Verifications

a.License: At Closing, BC shall grant to SweeGen, and SweeGen shall accept, a non-exclusive, worldwide, perpetual, royalty-free, transferable, sublicensable license to use the regulatory approvals and independent verifications obtained by BC with respect to Reb A and Reb M, including without limitation, the FDA No Objection Letter Re GRAS Notice No. GRN 000667 on Reb M, Bureau of Chemical Safety | Food Additives section, Health Canada, Government of Canada’s approval on Reb M, GRAS Notice No. GRN 000278 on Reb A 99%., Non GMO Project Verified on Reb M, together with other pending regulatory or verification applications BC filed for Stevia Products with other government authorities such as EFSA and JECFA as well as non-profit organizations (collectively, the “Stevia Product Regulatory Approvals and Verifications”) to promote, market and sell (inclusive of importing and exporting), distribute and support the Stevia Products covered by such approved Stevia Product Regulatory Approvals and Verifications. Such license shall be retroactive to SweeGen’s first commercial sale of Stevia Products covered by such approved Stevia Product Regulatory Approvals or granted independent verifications. The Parties acknowledge and agree that SweeGen is already using approved or granted Stevia Product Regulatory Approvals and Verifications in its business and may continue to do so consistent with the terms of the contemplated license until the Closing or earlier termination of this Term Sheet.

b.Economics: The Closing Documents shall provide that, in consideration for the foregoing license, SweeGen shall reimburse a reasonable portion (to be mutually agreed upon by the Parties based upon a valuation performed by an independent third party Valuation Firm mutually selected by the Parties and set forth in the Closing Documents) of BC’s fair investment in Stevia Product Regulatory Approvals and Verifications, inclusive of costs and expenses in association with preparing for, filing, obtaining and maintaining Stevia Product Regulatory Approvals and Verifications. The form of such reimbursement shall be cash and/or a promissory note, as agreed upon by the Parties.

3.Trademark and copyright license (Reb A and Reb M)

a.Exclusive license: At Closing, BC shall grant to SweeGen, and SweeGen shall accept, an exclusive, worldwide, perpetual, transferable, sublicensable license to use the trademark registration and trademark applications for “Bestevia” (for Reb M), “Good & Sweet” (for Reb A) and “SweeGen” (collectively, the “Marks”), together with the goodwill, copyrights in the marketing and promotional materials (the “Copyrights”) and the business symbolized by the Marks in association. The Parties acknowledge and agree that SweeGen is already using the Marks, together with the goodwill, Copyrights and the business symbolized by the Marks in association in its business and may continue to do so consistent with the terms of the contemplated license until the Closing or earlier termination of this Term Sheet.

b.Economics: The Closing Documents shall provide that, in consideration for the foregoing license:

i.SweeGen shall reimburse a reasonable amount (to be mutually agreed upon by the Parties based upon a valuation performed by an independent third-party Valuation Firm mutually selected by the Parties and set forth in the Closing Documents) of BC’s fair investment in the Marks and Copyrights, inclusive of costs and expenses in association with preparing for, filing, obtaining and maintaining the Marks and the Copyrights. The form of such reimbursement shall be cash and/or a promissory note, as agreed upon by the Parties.

ii.SweeGen shall pay to BC trademark and copyright royalties as follows: With respect to each fiscal year of SweeGen, starting with the fiscal year in which there is a first commercial sale of Stevia Products bearing any of the Marks, SweeGen shall pay royalties to BC equal to a percentage (to be mutually agreed upon by the Parties based upon a valuation performed by an independent third-party Valuation Firm mutually selected by the Parties and set forth in the Closing Documents) of net sales received during such calendar year, provided, that royalties paid shall not exceed a specified annual amount (to be mutually agreed upon by the Parties and set forth in the Closing Documents).

4.Closing Documents

a.The Closing Documents shall contain such terms and conditions as the Parties may mutually agree, including standard representations, warranties and covenants.

b.All pricing in the Closing Documents shall be based upon a valuation performed by an independent third-party valuation firm mutually selected by the Parties (the “Valuation Firm”), and the cost of which shall be borne by SweeGen.

c.The Parties agree that, in the event of any dispute regarding any pricing in the Closing Documents that arises prior to and is not resolved by the 65th day following the date hereof, such dispute shall be resolved by the Valuation Firm consistent with the intent of subsection (b) above. If pricing issues are submitted to the Valuation Firm for resolution, (i) SweeGen and BC shall furnish or cause to be furnished to the Valuation Firm such work papers and other documents and information relating to the disputed issues as the Valuation Firm may request and are available to that Party or its agents and shall be afforded the opportunity to present to the Valuation Firm any material relating to the disputed issues and to discuss the issues with the Valuation Firm; (ii) the determination by the Valuation Firm, as set forth in a notice to be delivered to both Parties within seven (7) days of the submission to the Valuation Firm of the issues remaining in dispute, shall be final, binding and conclusive on the Parties, absent mathematical error, and shall be used in the calculation of the applicable pricing; and (iii) the Parties will bear in equal shares the fees and costs of the Valuation Firm for such determination.

d.SweeGen agrees to include in the Closing Documents a grant to its Affiliate manufacturer in Asia (the “Manufacturer”) of a non-exclusive, non-transferable and non-sublicensable sub- license to use all the existing know-how, patent registrations, patent applications and other proprietary technologies (“SweeGen Manufacturing IP”) for the purpose of manufacturing of the Stevia Products in the territory of such Manufacturer’s domicile of entity organization only for sale to SweeGen or SweeGen’s designated customers, provided that, (i) as between SweeGen and the Manufacturer, SweeGen Manufacturing IP shall at all times remain the sole property of SweeGen and (if applicable) its customers and (ii) the Manufacturer shall not use, duplicate, or transfer SweeGen Manufacturing IP for any purpose except to accomplish the production objectives for SweeGen and shall not produce any Stevia Products for any third party without the prior written consent of SweeGen.

e.The Closing Documents shall provide that the consummation of the transactions contemplated by the Closing Documents (the “Closing”) shall occur on the 75th day following the date hereof or such earlier date as the Parties may mutually agree and shall occur at 10:00, Pacific time, or such other time as the Parties may mutually agree.

f.If, prior to signing the Closing Documents, a dispute arises between the Parties with respect to the terms of the Closing Documents (other than a dispute to be resolved in accordance with subsection (b) above) and such dispute is not resolved by the Parties prior to the 75th day following the date hereof, this Term Sheet shall automatically terminate, and the Parties shall use commercially reasonable efforts to unwind the transactions contemplated hereby.

5.Miscellaneous

a.This Term Sheet constitutes the entire agreement between the Parties in connection with the subject matter hereof and supersedes all documents and correspondence entered into prior to the date hereof with respect to the subject matter hereof.

b.This Term Sheet may only be amended pursuant to a written agreement between the Parties.

c.If any obligation or provision of this Term Sheet or the application thereof shall, to any extent, be invalid or unenforceable, then the remainder of the Term Sheet or application of such obligation or provision other than that which is held invalid or unenforceable, shall be given full force and effect.

d.The construction, interpretation and performance of this Term Sheet shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to its conflicts of laws principles.

e.This Term Sheet may be executed in counterparts, all of which shall be considered one and the same agreement. The exchange of copies of this Term Sheet and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Term Sheet as to the Parties.

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[Signature Page Only]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet effective as of the last date written below.

Phyto Tech Corp. (DBA “Blue California”)

Signature: /s/ Steven Chen

Name: Steven Chen

Title: CEO

Date: 08/16/2017

SweeGen, Inc.

Signature: /s/ Steven Chen

Name: Steven Chen

Title: CEO & President

Date: 08/16/2017